UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 15, 2024
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Central Avenue
Suite 100
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 15, 2024, Fresh Tracks Therapeutics, Inc. (the “Company”) convened a special meeting of stockholders (the “Special Meeting”), and held votes on the following proposals:
Proposal 1 – To approve the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company and the Board of Directors to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

For	Against	Abstain	Broker Non-Votes
2,528,217	72,980	16,015	0
Proposal 2 - To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Dissolution Proposal or in the absence of a quorum.

For	Against	Abstain	Broker Non-Votes
2,533,041	66,225	17,946	0
Proposal 2 was approved, as it received the affirmative requisite vote of the holders of shares of the Company’s common stock. Although Proposal 2 was approved, the Company determined that a further adjournment of the Special Meeting was not necessary or appropriate. While Proposal 1 received the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting, Proposal 1 was not approved, as it did not receive the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote.
Each proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on January 17, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2024	Fresh Tracks Therapeutics, Inc.

	By:	/s/ Albert N. Marchio, II
	Name:	Albert N. Marchio, II
	Title:	Chief Executive Officer and Chief Financial Officer